FIRST AMENDMENT TO
SECOND SUPPLEMENT
TO MASTER LAOAN AGREEMENT

This FIRST AMENDMENT TO SECOND SUPPLEMENT TO MASTER LAOAN AGREEMENT (this “Amendment”) is entered into as of November 29, 2013, by and between HOMELAND ENERGY SOLUTIONS, LLC, an Iowa limited liability company (“Borrower”), and HOME FEDERAL SAVINGS BANK, a federally chartered stock savings bank organized under the laws of the United States (“Lender”).

RECITALS

A.    Borrower and Lender have entered into a Master Loan Agreement dated November 30, 2007, which was amended by the First Amendment to Master Loan Agreement dated August 29, 2008, the Second Amendment to Master Loan Agreement dated September 28, 2009, the Third Amendment to Master Loan Agreement dated September 10, 2010, the Fourth Amendment to Master Loan Agreement dated July 29, 2011, the Fifth Amendment to Master Loan Agreement dated September 9, 2011, the Sixth Amendment to Master Loan Agreement dated April 30, 2013, and the Seventh Amendment to Master Loan Agreement of even date herewith (collectively, with all supplements, modifications and amendments thereto, the “MLA”) under which Lender agreed to extend certain financial accommodations to Borrower.
B.    Borrower and Lender have also entered into a Second Supplement to Master Loan Agreement dated November 30, 2007 (the “Second Supplement”).
C.    Borrower has requested that Lender make certain modifications to the Second Supplement, which Lender is willing to do upon the terms and subject to the conditions set forth herein.
AGREEMENT
NOW THEREFORE, in consideration of the facts set forth in the foregoing Recitals, which the parties agree are true and correct, and in consideration for entering into this Amendment and the related documents to be executed concurrently herewith or pursuant hereto, if any, the parties agree as follows:

1.    Amendments to Second Supplement.

a.    Section 3 of the Second Supplement is hereby amended, restated and replaced in its entirety by the following:

3.
Term Revolving Loan Commitment. Lender agrees, on the terms and conditions set forth in the MLA, the Term Revolving Note, and this Second Supplement to make one or more advances to Borrower, during the period beginning on August [___], 2013 and ending on the Business Day immediately preceding the Maturity Date (the “Term Revolving Loan Termination Date”), in an aggregate principal amount outstanding at any one time not to exceed $20,000,000.00 (the “Term Revolving Loan Commitment”). The Term Revolving Loan Commitment shall expire at 12:00 noon Central time on August 1, 2018 (the “Maturity Date”). Under the Term Revolving Loan Commitment, amounts borrowed and repaid or prepaid may be reborrowed at any time prior to and including the Term Revolving Loan Termination Date provided, however, that at no time shall the sum of the Outstanding Revolving Advances exceed $20,000,000.00.

b.    Section 4 of the Second Supplement is hereby amended, restated and replaced in its entirety by the following:

4.	Purpose. Advances under the Term Revolving Loan may be used for Borrower’s cash and inventory management purposes, including closing costs and fees associated with the Term

Revolving Loan, and redemptions of membership interests (units) of the Borrower permitted under Section 5.02(b) of the MLA. The Borrower agrees that the proceeds of the Term Revolving Loan are to be used only for the purposes set forth in this Section 4.

c.    Section 8 of the Second Supplement is hereby amended, restated and replaced in its entirety by the following:

8.
Interest Rate. Subject to the provisions of Sections 2.07 and 2.08 of the MLA and Sections 9 and 12 of this Second Supplement, the Term Revolving Loan shall bear interest at a rate equal to the LIBOR Rate plus 310 basis points. The computation of interest, amortization, maturity and other terms and conditions of the Term Revolving Loan shall be as provided in the Term Revolving Note, provided, however, in no event shall the applicable rate exceed the Maximum Rate.

d.    The following his hereby added as Section 14 of the Second Supplement:

14.
Annual Facility Fee. In addition to all other fees, costs and expenses due to the Lender under this Supplement, the Term Revolving Note, the MLA and the other Loan Documents, Borrower shall annually remit to the Lender on or before August 1 of each year, an annual loan facility fee on the Term Revolving Loan in the amount of $35,000.00.

2.    Effect on Second Supplement. Except as expressly amended by this Amendment, all of the terms of the Second Supplement, the MLA, and the other Loan Documents (as defined in the MLA) shall be unaffected by this Amendment and shall remain in full force and effect. Nothing contained in this Amendment shall be deemed to constitute a waiver of any rights of the Lender or to affect, modify, or impair any of the rights of the Lender under the Second Supplement, the MLA, or any other Loan Document.

3.    Conditions Precedent to Effectiveness of this Amendment. The obligations of the Lender hereunder are subject to the conditions precedent that Lender shall have received the following, in form and substance satisfactory to Lender:

a.    this Amendment duly executed by Borrower;

b.    the Allonge to the Term Revolving Note duly executed by Borrower; and

c.    all other documents, instruments, or agreements required to be delivered to Lender under the MLA and not previously delivered to Lender.

4.     Representations and Warranties of Borrower. Borrower hereby agrees with, reaffirms, and acknowledges as follows:

a.    The execution, delivery and performance by Borrower of this Amendment is within Borrower’s power, has been duly authorized by all necessary action, and does not contravene: (i) its articles of organization or operating agreement; or (ii) any law or any contractual restriction binding on or affecting Borrower; and does not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties, except as otherwise permitted under the MLA; and

b.    This Amendment is, and each other Loan Document to which Borrower is a party, when delivered, will be, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity; and

c.    All other representations, warranties and covenants contained in the MLA and Second Supplement and the other Loan Documents are true and correct and in full force and effect as of the date of this Amendment.

5.     Counterparts. It is understood and agreed that this Amendment may be executed in several counterparts each of which shall, for all purposes, be deemed an original and all of which, taken together, shall constitute one and the same agreement even though all of the parties hereto may not have executed the same counterpart of this Amendment. Electronic delivery of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart to this Amendment.

[Remainder of Page Intentionally Blank. Signature Page Immediately Follows.]

SIGNATURE PAGE TO
FIRST AMENDMENT
TO SECOND SUPPLEMENT
TO MASTER LOAN AGREEMENT
BY AND BETWEEN
HOMELAND ENERGY SOLUTIONS, LLC
AND
HOME FEDERAL SAVINGS BANK

DATED: November 29, 2013

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

BORROWER:

HOMELAND ENERGY SOLUTIONS, LLC,
an Iowa limited liability company

/s/ Walter Wendland
By: Walter Wendland
Its: President/CEO

STATE OF IOWA	)

) ss.

COUNTY OF Cerro Gordo	)

On this 29 day of November, 2013, before me a Notary Public within and for said County, personally appeared Walter Wendland, to me known, who being by me duly sworn, did say that he is the President/CEO of Homeland Energy Solutions, LLC, the limited liability company named in the foregoing instrument, and that said instrument was signed on behalf of said company by authority of its board and as the free act and deed of said company.

SEAL WHITNEY WILSON Commission Number 780939 MY COMM. EXP. 10/28/16	/s/ Whitney Wilson
Notary Public

LENDER:

HOME FEDERAL SAVINGS BANK, a
federally chartered stock savings bank organized
under the laws of the United States

/s/ Eric Oftedahl
By: Eric Oftedahl
Its: Vice President